SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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NB&T Financial Group, Inc.

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NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2005 Annual Meeting of Shareholders of NB&T Financial Group, Inc. (“NBTF”), will be held at 48 N. South Street, Wilmington, Ohio, on April 26, 2005, at 9:00 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect five directors of NBTF for terms expiring in 2007; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the annual meeting.

Such matters are more completely set forth in the accompanying Proxy Statement.

Only shareholders of NBTF of record at the close of business on March 2, 2005, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

March 16, 2005	Charles L. Dehner, Secretary

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

PROXY STATEMENT

PROXIES

The enclosed Proxy is being solicited by the Board of Directors of NB&T Financial Group, Inc. (“NBTF”), an Ohio Corporation, for use at the 2005 Annual Meeting of Shareholders of NBTF to be held at 48 N. South Street, Wilmington, Ohio, on April 26, 2005, at 9:00 a.m., Eastern Time, and at any adjournments of the meeting (the “Annual Meeting”). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by NBTF before the Proxy is exercised or by giving notice of revocation to NBTF in writing before the Annual Meeting or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified on the proxy or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of S. Craig Beam, D. Jeffrey Lykins, Darleen M. Myers, Robert A. Raizk and Janet M. Williams as directors of NBTF for terms expiring in 2007.

Proxies may be solicited by the directors, officers and other employees of NBTF in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be paid by NBTF.

Only shareholders of record as of the close of business on March 2, 2005 (the “Voting Record Date”), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share owned. NBTF’s records disclose that, as of the Voting Record Date, there were 3,227,063 votes entitled to be cast at the Annual Meeting.

This Proxy Statement is first being mailed to shareholders of NBTF on or about March 28, 2005.

VOTE REQUIRED

The presence, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under Ohio law, shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted (“non-votes”) are counted as present for purposes of establishing a quorum. Shares as to which the authority to vote is withheld and non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. The five nominees receiving the greatest number of votes will be elected as directors.

ELECTION OF DIRECTORS

Voting Securities and Ownership of Certain Beneficial

Owners and Management

The following table sets forth certain information with respect to the only persons known to NBTF to own beneficially more than five percent of NBTF’s outstanding common shares as of March 2, 2005:

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Common Shares Outstanding
Janet M. Williams (2) B. Anthony Williams Trust 6172 U. S. 22 East Wilmington, Ohio 45177	374,196	11.60%

Brooke Williams James 325 West Sixth Ave. Columbus, Ohio 43201	182,242	5.65

Dana L. Williams 738 Kerr Street Columbus, Ohio 43215	183,456	5.68

Lynn W. Cowan 4116 W. Franklin Street Richmond, Virginia 23221	181,898	5.64

Beth Ellingwood 1127 Neil Ave. Columbus, Ohio 43201	209,882	6.50

The National Bank and Trust Company (3) 48 N. South Street Wilmington, Ohio 45177	747,225	23.15

(1)	Except as indicated for the shares held by The National Bank and Trust Company (the “Bank”), the beneficial owner has sole voting and dispositive power.

(2)	Janet M. Williams is a director of NBTF and the Bank. Of the 374,196 shares, 188,826 are held in the name of Mrs. Williams, and 185,370 are held by the B. Anthony Williams Trust, of which Mrs. Williams is the trustee.

(3)	All of such shares are held by the Bank as Trustee, 602,690 of which are held as Trustee for the NB&T Financial Group, Inc., Employee Stock Ownership Plan (the “ESOP”). Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At March 2, 2005, 76,354 shares had not been allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP or by law. The Bank also has sole voting, sole dispositive, and shared dispositive power with respect to 144,535, 101,229 and 200 shares, respectively, held as Trustee for various other trusts.

The following table sets forth certain information with respect to the number of common shares of NBTF beneficially owned by each director of NBTF, each nominee and each of the five highest paid executive officers of NBTF whose cash compensation for 2004 exceeded $100,000, and by all directors, nominees and executive officers of NBTF as a group as of March 2, 2005:

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power		Shared Voting and Investment Power		Percent of Common Shares Outstanding
S. Craig Beam	2,282		20,678		0.71%
Charles L. Dehner	53,439		38,610	(1)	2.85
Daniel A. DiBiasio	53		-0-		—
G. David Hawley	2,100		2,414		0.14
Darleen M. Myers	8,748		-0-		0.27
Robert A. Raizk	14,468		-0-		0.45
Timothy L. Smith	68,082	(2)	51,760	(3)	3.69
Janet M. Williams	374,196		-0-		11.60
Craig F. Fortin	4,650	(4)	-0-		0.14
Stephen G. Klumb	20,550	(5)	2,908	(6)	0.72
Andrew J. McCreanor	10,921	(7)	19,241	(8)	0.93
Howard T. Witherby	12,158	(9)	32,617	(10)	1.38
D. Jeffrey Lykins	100		1,610		0.05
All directors, nominees and executive officers of NBTF as a group (14 persons)	581,081	(11)	189,326		23.35%

(1)	Includes 38,554 allocated to Mr. Dehner’s ESOP account, with respect to which Mr. Dehner has voting but not investment power.

(2)	Includes 24,700 shares that may be acquired currently upon the exercise of options.

(3)	Includes 48,274 shares allocated to Mr. Smith’s ESOP account, with respect to which Mr. Smith has voting but not investment power.

(4)	Includes 3,600 shares that may be acquired currently upon the exercise of options.

(5)	Includes 17,800 shares that may be acquired currently upon the exercise of options.

(6)	Includes 2,778 shares allocated to Mr. Klumb’s ESOP account, with respect to which Mr. Klumb has voting but not investment power.

(7)	Includes 10,400 shares that may be acquired currently upon the exercise of options.

(8)	Includes 18,897 shares allocated to Mr. McCreanor’s ESOP account, with respect to which Mr. McCreanor has voting but not investment power.

(9)	Includes 7,000 shares that may be acquired currently upon the exercise of options.

(10)	Includes 31,997 shares allocated to Mr. Witherby’s ESOP account, with respect to which Mr. Witherby has voting but not investment power.

(11)	Includes 8,800 shares that may be acquired currently upon the exercise of options by an executive officer of the Bank not named in this table who may be deemed to act as an officer of NBTF.

BOARD OF DIRECTORS

Election of Directors

The Third Amended and Restated Articles of Incorporation of NBTF (the “Articles”) provide for a Board of Directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the Board of Directors or the shareholders. The Board of Directors has set the number of directors at nine. The directors are divided into two classes, each class serving for a two-year period. Five directors are to be elected at the Annual Meeting.

In accordance with Section 8.04 of the Articles, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of NBTF. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of NBTF on or before the later of (a) the February 15 immediately preceding the annual meeting of shareholders or (b) the sixtieth day before the first anniversary of the most recent annual meeting of shareholders; provided, however, that in the event that the annual meeting in any year is not held on or before the 31st day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of such meeting. In the case of a nominee proposed for election at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee by a shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of NBTF that are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of NBTF that are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of NBTF, if elected.

The Nominating Committee will consider nominees for directors of NBTF recommended by a shareholder who submits the person’s name and qualifications in writing. The Nominating Committee has no specific minimum qualifications for a recommended candidate, and the committee does not consider shareholder-recommended candidates differently from others. The Nominating Committee considers:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Relationships in the communities in which NBTF does business;

•	Ability and willingness to commit adequate time to Board and committee responsibilities;

•	The individual’s skills and experiences and how they fit with those of other directors and potential directors and satisfy the needs of NBTF; and

•	Whether the potential nominees are shareholders of the Company.

The Nominating Committee makes its recommendation to the Board of Directors, and nominees are selected by vote of all of the directors of the Board of Directors.

The Board of Directors proposes the election of the following persons, all of whom were recommended by the Nominating Committee, to terms that will expire in 2007:

Name	Age	Position(s) Held	Director Since
S. Craig Beam	53	Director	1990
D. Jeffrey Lykins	44	—	—
Darleen M. Myers	72	Director	1995
Robert A. Raizk	50	Director	1995
Janet M. Williams	65	Director	1999

If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends.

The following directors will continue to serve after the Annual Meeting for the terms indicated:

Name	Age	Position(s) Held	Director Since	Term Expires
Charles L. Dehner	57	Director	1989	2006
Daniel A. DiBiasio	55	Director	2001	2006
G. David Hawley	57	Director	2000	2006
Timothy L. Smith	54	Director, Chairman of the Board, Chief Executive Officer and President of NBTF and the Bank	1989	2006

S. Craig Beam has been the President of Six-B, Inc. since 1999. Prior to that, he was President of Melvin Stone Company from 1989 to 1999 and served as General Manager before being elected President. Mr. Beam is also a Trustee of Wilmington College, and is involved in the thoroughbred horse business.

D. Jeffrey Lykins has been the president of the Lykins Companies, a petroleum marketing company, since 2000. Prior to 2000, Mr. Lykins worked for the Lykins Companies in various capacities since 1981. Mr. Lykins also serves on the Boards of the Ohio Petroleum Marketers and Convenience Store Association, Petroleum Marketers Associations of America and National Oilheat Research Alliance. Mr. Lykins also serves as secretary of the Clermont County Improvement Corporation.

Darleen M. Myers is a Clinton County Commissioner. From 1993 to 1994, Ms. Myers served as the Director of the Rainbow Village Child Day Care Center, and from 1976 to 1993, she was an Extension Agent for The Ohio Cooperative Extension Services. Ms. Myers is also a member of the Wilmington College Board of Trustees.

Robert A. Raizk has been the President and Chief Executive Officer of The Wilmington Iron & Metal Co., Inc., since August 1990. From 1985 to 1990, Mr. Raizk was a commercial real estate broker with The Tipton Group, Inc.

Janet M. Williams has been self-employed in agribusiness for the past nine years.

Charles L. Dehner was the Executive Vice President of NBTF from 1993 until January 2003, Treasurer of NBTF from 1984 until January 2003 and Executive Vice President of the Bank from 1991 until January 2003. Mr. Dehner was Senior Vice President and Controller of the Bank from 1988 to 1991.

Daniel A. DiBiasio has been the President of Wilmington College since 1995. Dr. DiBiasio holds numerous leadership positions in statewide and national higher education organizations, including the Ohio Foundation of Independent Colleges, the Association of Independent Colleges and Universities of Ohio, the Greater Cincinnati Consortium of Colleges and Universities and the NCAA Division III President’s Council.

G. David Hawley has been the Presbyterian Minister of the Indian Hill Episcopal/Presbyterian Church in Cincinnati since April 2003. Prior to that, Mr. Hawley was the Minister of the Presbyterian Church of Wilmington for 25 years. In addition, he has been a director and the Secretary of Hutchins-Rhodes Corporation, a real estate development company in Wilmington, for six years, and he served on the Board of Directors of Liberty Savings Bank in Wilmington from 1991 until March 2000.

Timothy L. Smith has been the President and Chief Executive Officer of NBTF and the Bank since 1989 and the Chairman of the Board of both NBTF and the Bank since May 2000. From July 1988 until October 1989, Mr. Smith was a Senior Vice President and Senior Loan Officer of the Bank. He is also Chairperson of Chatfield College.

The Board of Directors of NBTF has determined that all of the directors except Messrs. Smith and Dehner and Ms. Williams are “independent” under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Meetings of Directors

The Board of Directors of NBTF met 16 times for regularly scheduled and special meetings during the year ended December 31, 2004. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board on which the director served during 2004.

Each director of NBTF is also a director of the Bank. The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the year ended December 31, 2004.

Committees of Directors

The Board of Directors of NBTF has an Audit Committee and a Nominating Committee. The Board of Directors of the Bank has a Trust Policy Committee and a Compensation Committee.

The Audit Committee is responsible for overseeing NBTF’s and the Bank’s accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit NBTF’s financial statements. For a more complete description of the Audit Committee’s responsibilities, see “AUDIT COMMITTEE REPORT.” The members of the Audit Committee are Messrs. DiBiasio, Hawley and Raizk and Ms. Myers, all of whom are independent under the listing standards of Nasdaq. The Audit Committee met four times in 2004.

The Board of Directors of NBTF established a Nominating Committee in January 2004. The Nominating Committee’s purpose is to identify and recommend individuals to the Board of Directors for nomination as members of the Board and its committees and review the independence and other board memberships of directors. The committee consists of Messrs. Beam, DiBiasio, Hawley and Raizk and Ms. Myers, all of whom are independent under the listing standards of Nasdaq. The Nominating Committee did not meet in 2004. A copy of the Nominating Committee Charter is available on the Company’s website at www.nbtdirect.com.

The Trust Policy Committee is responsible for the review of the administration, policies, investment holdings, investment performance, operating results, earnings, conduct and reports of examinations and audits of the Trust Department. The members of such committee are Messrs. Beam, Dehner and Smith and Ms. Williams. The Trust Policy Committee met 11 times during 2004.

The Compensation Committee recommends annually to the full Board of Directors the compensation for the Bank’s executive officers. The members of the Compensation Committee are Messrs. Beam, DiBiasio, Hawley and Raizk and Ms. Myers. The Compensation Committee met once in 2004.

EXECUTIVE OFFICERS

In addition to Mr. Smith, the following persons are executive officers of the Bank. Those who are executive officers only of the Bank may be deemed to participate in policy making for NBTF:

Name	Age	Positions Held During Last Five Years

Craig F. Fortin	44	Senior Vice President, Chief Financial Officer of NBTF since January 2003; Senior Vice President, Chief Financial Officer and Cashier of the Bank since December 2002; Chief Financial Officer of Cornerstone Bank in Springfield, Ohio, from February 1999 to December 2002; Chief Financial Officer of The Ohio Bank in Findlay, Ohio, from November 1991 to February 1999.

Stephen G. Klumb	55	Senior Vice President, Senior Loan Officer of the Bank since June 1998; prior to June 1998, Executive Vice President and Chief of Staff of American Energy Resources, Inc.

Andrew J. McCreanor	55	Executive Vice President of the Bank since November 2002; formerly Senior Vice President, Customer Relations of the Bank from January 1997 to November 2002; from October 1992 to January 1997, Director of Marketing and Customer Service of the Bank.

Walter H. Rowsey	56	Senior Vice President, Branch Administrator of the Bank since September 1993.

Howard T. Witherby	49	Senior Vice President, Operations Division Manager of the Bank since October 1992.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table presents certain information regarding the cash compensation received by the five executive officers of NBTF or the Bank whose cash compensation was the highest and exceeded $100,000 during the fiscal years ended December 31, 2004, 2003 and 2002:

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)					Long-Term Compensation	All Other Compensation (3)
						Awards
Name and Principal Position	Year		Salary($)		Bonus($)	Securities Underlying Options/SARs(#)
Timothy L. Smith Chief Executive Officer, President of NBTF and Bank	2004		$268,182	(2)	$60,798	6,000/-0-	$5,129	(4)
	2003		264,052	(2)	—	3,000/-0-	22,589	(5)
	2002		261,687	(2)	173,359	6,000/-0-	23,910	(6)

Craig F. Fortin Chief Financial Officer, Senior Vice President of NBTF and Bank	2004		$128,281		$17,959	5,500/-0-	$5,265	(4)
	2003		125,000		—	3,000/-0-	657	(5)
	2002	(7)	7,212		8,581	7,500/-0-	—	(5)

Stephen G. Klumb Senior Vice President, Senior Loan Officer of Bank	2004		$140,098		$21,855	3,500/-0-	$6,472	(4)
	2003		137,820		—	2,500/-0-	22,666	(5)
	2002		130,820		38,430	3,000/-0-	22,253	(6)

Andrew J. McCreanor Executive Vice President of Bank	2004		$138,543		$24,938	5,000/-0-	$3,171	(4)
	2003		135,000		—	3,000/-0-	21,833	(5)
	2002		113,596		31,547	3,000/-0-	19,949	(6)

Howard T. Witherby Senior Vice President of Bank	2004		$110,627		$20,962	3,500/-0-	$6,173	(4)
	2003		108,828		—	2,500/-0-	18,363	(5)
	2002		103,400		29,324	3,000/-0-	18,257	(6)

(Footnotes on next page)

(1)	Cash compensation does not include amounts attributable to other miscellaneous benefits received by executive officers, which primarily consist of the use of a bank automobile by Mr. Smith. The cost to NBTF and the Bank of providing such benefits to each of the executive officers listed above during the years ended December 31, 2004, 2003 and 2002, was less than 10% of the officer’s cash compensation, and such cost for all executive officers as a group was less than 10% of the group’s aggregate cash compensation.

(2)	Includes director’s fees of $12,900, $11,400 and $9,125 for Mr. Smith.

(3)	Allocations to ESOP accounts for 2004 have not yet been determined.

(4)	Consists of NBTF’s matching contributions to the 401(k) plan accounts of $5,129, $2,825, $3,672, $371 and $3,373 for Messrs. Smith, Fortin, Klumb, McCreanor and Witherby, respectively; and premiums in the amount of $2,440, $2,800, $2,800 and $2,800 on whole life insurance for the benefit of Messrs. Fortin, Klumb, McCreanor and Witherby, respectively.

(5)	Consists of NBTF’s matching contributions to the 401(k) plan accounts of $5,558, $4,857, $4,851 and $3,359 for Messrs. Smith, Klumb, McCreanor and Witherby, respectively; and premiums in the amount of $657, $2,800, $2,800 and $2,800 on whole life insurance for the benefit of Messrs. Fortin, Klumb, McCreanor and Witherby, respectively; and $17,031, $15,009, $14,182 and $11,994 representing the aggregate value at the date of allocation of allocations to the ESOP accounts of Messrs. Smith, Klumb, McCreanor and Witherby, respectively.

(6)	NBTF’s matching contributions to the 401(k) plan accounts of $4,750, $4,354, $4,436 and $3,359 for Messrs. Smith, Klumb, McCreanor and Witherby, respectively; premiums in the amount of $2,800, $2,800 and $2,800 on whole life insurance for the benefit of Messrs. Klumb, McCreanor and Witherby, respectively; and $19,460, $15,099, $13,013 and $12,098 representing the aggregate value at the date of allocation of allocations to the ESOP accounts of Messrs. Smith, Klumb, McCreanor and Witherby, respectively.

(7)	Mr. Fortin’s employment by the Bank began in December 2002.

The following table sets forth information regarding all grants of options to purchase NBTF common shares made to Messrs. Smith, Fortin, Klumb, McCreanor and Witherby during 2004. Each of such options, which are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, has a term of 10 years and becomes exercisable one-fifth per year over a five-year period.

Aggregated Option/SAR Grants in Last Fiscal Year
Individual Grants					Alternative to (f) and (g) Grant Date Value (#) (1)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value
Timothy L. Smith	6,000/-0-	17%	$30.50	2/17/2014	$15,900
Craig F. Fortin	5,500/-0-	16	30.50	2/17/2014	14,575
Stephen G. Klumb	3,500/-0-	10	30.50	2/17/2014	9,275
Andrew J. McCreanor	5,000/-0-	14	30.50	2/17/2014	13,250
Howard T. Witherby	3,500/-0-	10	30.50	2/17/2014	9,275

(1)	The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options. The assumptions used for the model include:

a.	Volatility of expected market price of common stock = 16.2%

b.	Risk free interest rate = 1.6%

c.	Dividend yield = 3.35%

d.	Expected life of options = 9 years

The following table sets forth information regarding the number and value of unexercised options held at December 31, 2004 by Messrs. Smith, Fortin, Klumb, McCreanor and Witherby:

Aggregated Option/SAR Exercises In Last Fiscal Year and 12/31/04 Option/SAR Values
	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/04 (#)	Value of Unexercised In-the-Money Options/SARs at 12/31/04 ($) (1)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Timothy L. Smith	-0-	$-0-	21,260/9,440	$179,265/67,200
Craig F. Fortin	-0-	-0-	3,600/6,900	21,000/37,125
Stephen G. Klumb	-0-	-0-	16,000/5,500	83,850/36,525
Andrew J. McCreanor	-0-	-0-	8,300/5,900	58,725/38,025
Howard T. Witherby	2,800	30,505	5,200/5,500	19,050/36,525

(1)	An option is “in-the-money” if the fair market value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such options, determined by multiplying the number of shares subject to unexercised options by the difference between the exercise price and the fair market value of NBTF’s common shares on December 31, 2004, of $28.25 per share.

Director Compensation

NBTF has not paid directors fees in the past, but may pay directors fees in the future. Each director of NBTF who is not a full-time employee of the Bank currently receives for services as a director of the Bank a fee of $8,000 each year and $750 for each meeting of the Board of Directors attended. Directors of the Bank who are full-time employees of the Bank receive $4,500 each year and $600 for each meeting of the Board of Directors attended.

Compensation Committee Report

NBTF is a bank holding company which directly owns all of the outstanding capital stock of the Bank. NBTF’s business consists primarily of the business of the Bank. The financial results of NBTF depend primarily upon the Bank’s financial results.

The Compensation Committee of the Board of Directors of the Bank (the “Committee”) is composed exclusively of non-employee directors. The Committee’s philosophy is to tie executive compensation to the achievement of the Bank’s goals and the resulting performance of NBTF. The Committee reviews executive performance and compensation and makes recommendations to the full Board of Directors of the Bank for approval.

The Committee’s goal is to accomplish the following specific objectives through the use of base salary and incentive plans:

(1)	Motivate personnel to perform and succeed according to the goals outlined in the Bank’s annual business plan;

(2)	Retain key personnel critical to the long-term success of the Bank; and

(3)	Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the shareholders;

Base Salary. Base Salary is the foundation of the Bank’s compensation program, providing income on which the executive can rely, but which is not so large as to eliminate the executive’s motivation to work hard to increase shareholder value. An executive’s base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank’s success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

Incentive Plan. The Bank also has an incentive compensation plan pursuant to which awards are based on the Bank’s achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant’s achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

All awards are established as a percentage of each participant’s base salary. Awards differ due to the contribution of the individual to the Bank’s success. Participants (except the Chief Executive Officer) earn awards by achieving individual goals and assisting in achieving the Bank’s goals. The more control and influence a participant has on either individual goals or Bank goals, the greater the participant’s weighting on that particular factor. The Chief Executive Officer’s incentive plan awards are based solely on the achievement of the Bank’s goals.

If individual goals are achieved but the Bank fails to achieve its goals, no incentive award will be made to any participant. For the year ended December 31, 2004, bonuses, including the Chief Executive Officer’s, were paid at the minimum threshold level.

Stock Options. The Committee annually reviews the appropriateness of granting stock options to senior management. The purposes of this long-term incentive compensation are to provide an incentive to officers and key employees to promote the success of the business and thereby increase shareholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual’s performance and contribution to the Bank’s success. All options granted to date have a term of 10 years and may be first exercised to the extent of one-fifth each year for the first five years after the date of grant.

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as NBTF, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation’s fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based compensation.”

An option award must meet several requirements to qualify as “performance-based compensation.” NBTF has determined that the options to purchase NBTF currently outstanding will not qualify for exemption from the $1 million limit. Neither NBTF nor the Bank has a policy requiring that all compensation payable in 2004 and thereafter to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will, however, continue to consider carefully the after-tax cost and value to NBTF and the Bank of all compensation.

Retirement Compensation. NBTF has adopted a number of benefit plans designed to protect the income of officers of NBTF or the Bank upon their retirement or death or a termination of employment in connection with a change in control of NBTF. First, NBTF has a 401(k) plan to which it makes contributions matching a certain percentage of the contributions by each employee of NBTF or the Bank, including officers. NBTF also has an employee stock ownership plan that allocates shares of NBTF to accounts of all employees proportionately on the basis of their other compensation. Finally, in 2002, NBTF adopted the NB&T Financial Group, Inc., Supplemental Executive Retirement Plan (the “SERP”), which provides benefits for certain executive officers of NBTF in the event of the termination of their employment with NBTF and the Bank for any reason other than termination by NBTF or the Bank for cause, as defined in the SERP.

An agreement pursuant to the SERP has been executed with Mr. Smith. Under the agreement with Mr. Smith, if his employment is terminated on or after reaching the age of 55, Mr. Smith will be paid quarterly payments for a period of twenty years after he terminates employment with NBTF. If he terminates employment after the age of 55 but before the age of 57, Mr. Smith will be entitled to payments equal to $75,000 each year. If Mr. Smith’s employment terminates after he reaches the age of 57, he will be entitled to payments equal to $85,000 each year. Upon a change in control of NBTF before Mr. Smith reaches age 55, the benefits become vested as if he were 55. Upon a change in control of NBTF after Mr. Smith reaches age 55 but before he reaches age 57, Mr. Smith’s benefits will become vested as if he had reached age 57. The amounts accrued for Mr. Smith during 2004, 2003 and 2002 were $241,733, $241,733 and $121,860. The SERP is designed to provide incentive for the covered officer to remain with NBTF and to act in the best interests of NBTF and its shareholders with the knowledge that their income will be protected in the case of certain life-changing events.

CEO Compensation. Timothy L. Smith has been the President and the Chief Executive Officer (“CEO”) of NBTF since October 1989. The Committee used the executive compensation policy described above to determine Mr. Smith’s compensation.

In setting the base salary, cash incentive award and amount of stock options, the Committee made an overall assessment of Mr. Smith’s leadership in achieving the Bank’s long-term strategic and business goals. For the year ended December 31, 2004, Mr. Smith’s annual bonus was paid at the minimum threshold level.

Compensation Committee

S. Craig Beam	Darleen M. Myers
G. David Hawley	Robert A. Raizk
Daniel A. DiBiasio

Compensation Committee Interlocks and Insider Participation

The Board of Directors of the Bank has a Compensation Committee whose members are Messrs. Beam, DiBiasio, Hawley and Raizk and Ms. Myers. None of such persons are employees of the Bank or NBTF, none was formerly an officer of NBTF or a subsidiary of NBTF, and none had any business relationship required to be disclosed in this Proxy Statement.

Performance Graph

The following line graph compares the yearly percentage change in NBTF’s cumulative total shareholder return against the cumulative return of The Nasdaq National Market, and an index of banks with total assets of $500 million to $1 billion. The graph assumes the investment of $100 on December 31, 1999. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of NBTF’s common shares at the end and at the beginning of the measurement period; by (ii) the price of NBTF’s common shares at the beginning of the measurement period.

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
NB&T Financial Group, Inc.	100.00	62.78	77.17	96.98	137.73	127.92
NASDAQ—Total US*	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500M-$1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07

* Source: SNL Financial LC, Charlottesville, VA. (434) 977-1600 2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank occasionally makes loans of various types to directors, officers and employees of the Bank. Loans are offered to all employees of the Bank, including executive officers, at an interest rate that is 25 basis points less than the rate offered on similar loans to others. All loans outstanding to executive officers during 2004 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.

Loans to non-employee directors outstanding during the last year were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, NBTF’s directors and executive officers and persons holding more than ten percent of the common shares of NBTF are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission (the “SEC”) and NBTF. The SEC has established specific due dates for such reports. Based upon a review of such reports, NBTF must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. During 2004, Mr. Dehner filed late one Form 4 reporting one transaction.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of NBTF is comprised of four directors, all of whom are considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee is responsible for overseeing NBTF’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. The Board of Directors has adopted a Charter to set forth the responsibilities of the Audit Committee.

The Audit Committee received and reviewed the report of BKD, LLP (“BKD”) regarding the results of their audit, as well as the written disclosures and the letter from BKD required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of NBTF. A representative of BKD also discussed with the Audit Committee the independence of BKD from NBTF, as well as the matters required to be discussed by Statement of Auditing Standards 61, as amended and supplemented. Discussions between the Audit Committee and the representative of BKD included the following:

•	BKD’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments or uncorrected misstatements determined by management to be immaterial

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to BKD’s retention

•	Whether BKD encountered any difficulties in performing the audit

•	BKD’s judgments about the quality of NBTF’s accounting principles

•	BKD’s responsibilities for information prepared by management that is included in documents containing audited financial statements

Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC.

Submitted by the Audit Committee:

Daniel A. DiBiasio	Darleen M. Myers
G. David Hawley	Robert A. Raizk

AUDITORS

NBTF engaged BKD as NBTF’s independent certified public accountants effective March 19, 2002. Prior to BKD’s engagement, NBTF had not requested or obtained any advice from BKD concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on NBTF’s consolidated financial statements.

Management of NBTF expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees

BKD billed NBTF $84,450 and $81,940 for professional services in connection with the audit of NBTF’s annual financial statements and the review of financial statements included in NBTF’s Forms 10-Q during 2004 and 2003.

Audit Related Fees

During 2004 and 2003, BKD billed NBTF $18,335 and $19,565 for assurance and related services concerning financial accounting and audits of two employee benefit plans and not included under “Audit Fees.”

Tax Fees

During 2004 and 2003, BKD billed NBTF $11,785 and $11,960 for tax compliance, tax planning and tax advice services, including preparation of tax returns.

All Other Fees

During 2004 and 2003, BKD performed no services for NBTF and the Bank other than the services discussed in “Audit Fees” or “Audit Related Fees” or “Tax Fees.”

The Audit Committee of NBTF pre-approves all services to be performed by its independent auditor for NBTF, and during 2004, all services provided by BKD for NBTF were approved in advance by NBTF’s Audit Committee.

PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

Any proposals of shareholders intended to be included in NBTF’s proxy statement for the 2006 Annual Meeting of Shareholders should be sent to NBTF by certified mail and must be received by NBTF not later than November 28, 2005. In addition, if a shareholder intends to present a proposal at the 2006 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 10, 2006, then the proxies designated by the Board of Directors of NBTF for the 2006 Annual Meeting of Shareholders of NBTF may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Management knows of no other business that may be brought before the Annual Meeting. The persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

The Board of Directors expects all directors to make every effort to attend meetings of the shareholders of NBTF. All directors attended the 2004 Annual Meeting of Shareholders. All written communications addressed to an individual director at the address of NBTF or one of the offices of a subsidiary of NBTF, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of NBTF or one of the offices of a subsidiary of NBTF will be presented to the full Board of Directors at a meeting of the Board of Directors.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

March 16, 2005	Charles L. Dehner, Secretary

REVOCABLE PROXY

NB&T FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of NB&T Financial Group, Inc. (the “Company”), hereby constitutes and appoints Charles L. Dehner and Daniel A. DiBiasio, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 26, 2005, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement:

1.	The election of five (5) directors to serve for a term of two (2) years each.

☐	FOR election as directors of the Company all the nominees listed below (except as marked to the contrary below).*	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

S. Craig Beam        D. Jeffrey Lykins        Darleen M. Myers        Robert A. Raizk        Janet M. Williams

*(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box “FOR” and strike a line through the nominee’s name in the list above).

2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 26, 2005 meeting.

Please sign exactly as your name appears hereon. When shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

Signature of Shareholder(s)

Signature of Shareholder(s)

Dated: , 2005

PLEASE FILL IN, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the Annual Meeting, please check here.